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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Partners of
TEPPCO Partners, L.P.

We consent to the use of our reports on TEPPCO Partners, L.P., TE Products Pipeline Company Limited Partnership and Texas Eastern Products Pipeline Company, LLC incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus included as part of this registration statement.

The audit report covering the December 31, 2001 consolidated financial statements of TEPPCO Partners, L.P. refers to a change in the method of accounting for derivative financial instruments and hedging activities on January 1, 2001, and, effective July 1, 2001, adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets.

                                            /s/  KPMG LLP

Houston, Texas
April 19, 2002